                                                                   Exhibit 10.37



                                 AMENDMENT NO. 1

                                       TO

                             JOINT VENTURE AGREEMENT


         THIS AMENDMENT NO. 1 (the "Amendment") is made and entered as of this 1st day of April, 2002 (the "Effective Date"), by and between Ameritas Life Insurance Corp., a Nebraska stock life insurance company ("ALIC"), and AmerUs Life Insurance Company (formerly American Mutual Life Insurance Company), an Iowa stock life insurance company ("AML").

                                 R-E-C-I-T-A-L-S

         A. ALIC and AML are parties to an Amended and Restated Joint Venture Agreement dated as of June 30, 1996 (the "Joint Venture Agreement").

         B. With the passage of time and changes in the business of the Joint Venture, certain provisions of the Joint Venture Agreement, which have governed the parties' relationship for several years, no longer reflect the parties' current relationship and intentions.

         C. Since the date of the Joint Venture Agreement, both of the parties and/or their respective holding company affiliates have entered into Corporate Transactions with other insurance companies and affiliated companies, and the parties now desire to expand the Joint Venture to incorporate and encompass certain variable business of these additional companies.

         D. ALIC and AML have now determined that it is in their mutual best interests to enter into this Amendment.

                               A-G-R-E-E-M-E-N-T-S

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth in this Amendment and other good and valuable consideration, the parties hereto agree as follows:

         1. The modifications and changes to the Joint Venture Agreement that are set forth in this Amendment shall become effective as of the Effective Date except where expressly stated otherwise, and shall not be read to abrogate or affect in any way the parties' rights or obligations under the terms of the Joint Venture Agreement at any time prior to the Effective Date except where expressly stated otherwise. Any capitalized term used in this Amendment that is not otherwise defined herein shall have the meaning assigned to it in the Joint Venture Agreement.

                             ARTICLE I--DEFINITIONS

         2. A new Section 1.2A is inserted directly after existing Section 1.2, which new section shall provide as follows:

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                                                                   Exhibit 10.37

                  "Additional Appraisal" shall have the meaning assigned to such term in Section 2.3(e)(7) hereof.

         3. A new Section 1.2B is inserted directly after new Section 1.2A, which new section shall provide as follows:

                  "Additional Appraised Value" shall have the meaning assigned to such term in Section 2.3(e)(7) hereof.

         4. A new Section 1.2C is inserted directly after new Section 1.2B, which new section shall provide as follows:

                  "Additional Appraiser" shall have the meaning assigned to such term in Section 2.3(e)(7) hereof.

         5. A new Section 1.11A is inserted directly after existing Section 1.11, which new section shall provide as follows:

                  "AML Distribution Appraised Value" shall have the meaning assigned to such term in Section 2.3(e)(6) hereof.

         6. A new Section 1.11B is inserted directly after new Section 1.11A, which new section shall provide as follows:

                  "AML Earn-Out" shall have the meaning assigned to such term in
                  Section 2.3(e)(9) hereof.

         7. A new Section 1.14A is inserted directly after existing Section 1.14, which new section shall provide as follows:

                  "AML's Portion" shall have the meaning assigned to such term in Section 2.3(e)(9) hereof.

         8. A new Section 1.14B is inserted directly after new Section 1.14A, which new section shall provide as follows:

                  "Annual Appraisal" shall have the meaning assigned to such term in Section 2.3(e)(6) hereof.

         9. A new Section 1.14C is inserted directly after new Section 1.14B, which new section shall provide as follows:

                  "Annual Appraised Value" shall have the meaning assigned to such term in Section 2.3(e)(6) hereof.


                                      -2-
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                                                                   Exhibit 10.37

         10. A new Section 1.15A is inserted directly after existing Section 1.15, which new section shall provide as follows:

                  "Appraiser" shall have the meaning assigned to such term in
                  Section 2.3(e)(6) hereof.

         11. A new Section 1.22A is inserted directly after existing Section 1.22, which new section shall provide as follows:

                  "Balanced Board Provisions" shall have the meaning assigned to such term in Section 2.3(e)(1) hereof.

         12. A new Section 1.22B is inserted directly after new Section 1.22A, which new section shall provide as follows:

                  "Balanced Governance Revocation Notice" shall mean a written communication given by ALIC to AML as provided in Section 2.3(e) hereof.

         13. A new Section 1.27A is inserted directly after existing Section 1.27, which new section shall provide as follows:

                  "Change of Control" with respect to a specified Person shall mean:

                  (a) a majority of the board of directors of such Person's ultimate parent shall consist of individuals who were not directors of such parent immediately prior to such transaction and who were not nominated for board membership by such directors; or

                  (b) the acquisition by any Person which was not previously an Affiliate of such specified Person of the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 25% of the shares of stock of such Person which are entitled to elect the board of directors of such Person.

         14. A new Section 1.27B is inserted directly after new Section 1.27A, which new section 1.27B shall provide as follows:

                  "Change of Control Transaction" shall mean an acquisition, divestiture, merger, consolidation, reorganization or other similar transaction affecting a Person's corporate structure that, upon or incident to consummation, will constitute a Change of Control with respect to such Person.

         15. A new Section 1.85A is inserted directly after Section 1.85, which new section shall provide as follows:

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                                                                   Exhibit 10.37

                  "Put Notice" shall mean a written communication given by AML to ALIC as provided in Section 2.3(e) hereof.

         16. A new Section 1.96A is inserted directly after Section 1.96, which new section shall provide as follows:

                  "Third Appraiser" shall have the meaning assigned to such term in Section 2.3(e)(8) hereof.

                 SECTION 2.2--CAPITALIZATION OF HOLDING COMPANY

         17. The third sentence of Section 2.2(c) is deleted and replaced with the following:

                  In accordance with the foregoing, following any transaction in which either ALIC (together with any Affiliates thereof other than Holding Company and its Subsidiaries) or AML (together with any Affiliates thereof other than Holding Company and its Subsidiaries) becomes the owner of all of the Shares, such owner shall indemnify the other party for the full amount of any payment made under such other party's Guaranty for liability incurred following the closing of such purchase.

         18. A new Section 2.2(e) is added, and shall provide as follows:

                  In the event any Affiliate of ALIC or AML (other than Holding Company and its Subsidiaries) becomes a holder of any Shares, then references in this Agreement to such party (ALIC and/or AML, as the case may be) shall be deemed to refer to such party collectively with its Affiliate(s) that has(have) become owner(s) of such Shares. Each such Affiliate shall execute a Joint Venture Acknowledgment in form and substance acceptable to each of ALIC and AML to confirm such Affiliate's understanding and acceptance of the foregoing and in particular, but without limitation, to acknowledge that:

                  (1) Any governance rights such Affiliate might otherwise have by virtue of its ownership of Shares shall be subject to all the terms of this Agreement, as amended from time to time, including without limitation Section 2.4 hereof. The right to select directors that is reserved for ALIC or AML, as the case may be, may be shared by ALIC or AML with such Affiliate in its discretion. Such Affiliate shall not have any independent right under the Nebraska Business Corporation Act to select any such director or effect any corporate action as a shareholder of Holding Company, except to the extent ALIC or AML, as the case may be, shares its rights hereunder with such Affiliate.

                  (2) Prior to the date on which any such Affiliate will cease to be an Affiliate of ALIC or AML, as the case may be, the Shares held by such Affiliate shall be transferred to ALIC or AML, as the case may be, or to another

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
                                                                   Exhibit 10.37

                       Affiliate thereof which is permitted to hold such Shares as described in Section 2.8(a)(1) hereof.

                  (3) Any references hereunder to one "party" or the "other party" shall refer to (A) ALIC collectively with its Affiliates (other than Holding Company and its Subsidiaries) that hold Shares, or (B) AML collectively with its Affiliates (other than Holding Company and its Subsidiaries) that hold Shares. No such references to one "party" shall be read to refer to such Affiliate independently of ALIC or AML, as the case may be, and Affiliates thereof (other than Holding Company and its Subsidiaries) which also hold Shares.

                  (4) Any transfer of Shares of ALIC or AML under Section 2.8(a)(2) hereof and any transfer pursuant to an Auction, a Unilateral Auction Notice or a Put Notice shall include all of the Shares owned by such party collectively with its Affiliates (other than Holding Company and its Subsidiaries) that hold Shares.

                  (5) Any action permitted of a "party" hereunder may be taken only by ALIC, on the one hand, or AML, on the other. Any action required of a "party" hereunder shall be binding on ALIC and AML together with their respective Affiliates (other than Holding Company and its Subsidiaries) that hold Shares; provided, however, that if it is clear that a particular covenant or agreement can be satisfied by the action of a single Person (as, by way of example, would be the case if the covenant involved the payment of money) then such action may (except to the extent otherwise expressly provided and except where context otherwise requires) be fulfilled by ALIC, on the one hand, or AML, on the other, or an Affiliate thereof (other than Holding Company and its Subsidiaries) that holds Shares.

                  (6) In the event of a capital call under Section 2.2(b) hereof, each of ALIC and AML and their respective Affiliates (other than Holding Company and its Subsidiaries) that hold Shares shall be responsible for its proportionate share, based on its percentage ownership of all outstanding Shares of AMAL, of the aggregate capital contribution to be made; provided, however, that ALIC and AML, respectively, shall remain responsible for any amount not paid by their respective Affiliates as stated above.

                SECTION 2.3--DISTRIBUTION EFFORTS AND COMPETITION

         19. In Section 2.3(a), the words "and Fixed Annuities" are deleted, so that this Section, as amended, shall read:

                  Except as otherwise provided in Subsection (c) below, ALIC and AML shall use all reasonable efforts and take all reasonable actions to encourage their respective

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                                                                   Exhibit 10.37

                  Distribution Forces, consistent with the requirements of law and to the extent not prohibited by any other applicable Contract executed prior to the date of this Agreement, to accept appointment by AVLIC and to distribute the Variable Products of AVLIC. More specifically, AML shall commit to take the actions set forth in the marketing plan set forth as
                  Exhibit I to this Agreement.

         20. In Section 2.3(b), the words "or Fixed Annuities" and "or Fixed Annuity" are deleted each time they appear, so that this Section, as amended, shall read:

                  Except as otherwise provided in Subsection (c) below, while the Joint Venture is in effect, neither AML nor ALIC nor any Affiliate of either (other than Holding Company and its Subsidiaries) shall, directly or indirectly, or in combination with any other Person, (i) sell, issue, sponsor or provide any Variable Products except Variable Products of AVLIC; or (ii) provide any incentive, value, inducement, recognition or other reward for any member of its Distribution Force or any other agent, employee or representative thereof for selling any Variable Products which are not AVLIC products; provided, however, that the foregoing limitation shall not limit either party's right to distribute any Variable Product product of any Person other than AVLIC, or to provide any incentive described in clause (ii) above, in any state until and unless AVLIC has obtained all licenses and approvals necessary or appropriate to permit a comparable product of AVLIC to be distributed in such state.

         21. Section 2.3(c)(3) is deleted in its entirety.

         22. In Sections 2.3(c)(4) and (5), the words "or Fixed Annuity" and "or Fixed Annuities" are deleted each time they appear, so that these Sections, as amended, shall read:

                  (4) the distribution, following any Corporate Transaction of ALIC, of Variable Products through marketing channels which do not include the Distribution Force of ALIC, or the distribution, following any Corporate Transaction of AML, of Variable Products through marketing channels which do not include the Distribution Force of AML; or

                  (5) the acquisition and servicing by either party of any existing Variable Products business originated by a Third Party, and any associated renewals, replacements or other continued or increased contributions by holders of such Variable Products; or

         23. Section 2.3(c)(6) is deleted in its entirety and replaced with the following:

                  (6) the provision by ALIC or AML or an Affiliate thereof of any incentive, value, inducement, recognition or other reward for members of their respective Distribution Forces or any other agent, employee or representative thereof for selling Variable Products that are not AVLIC products, but only to the extent sold

                                                                   Exhibit 10.37

                  through AIC or another broker-dealer subsidiary of Holding Company and only to the extent required by law.

         24. Section 2.3(e) is deleted in its entirety and replaced with the following:

                  ALIC or AML or any Affiliate of either (other than Holding Company and its Subsidiaries) may make and/or enter into such acquisitions, divestitures, mergers, consolidations, reorganizations or other similar transactions affecting its corporate structure as each may in its sole discretion determine. Notwithstanding the foregoing, if any such transaction involves or constitutes a Change of Control with respect to AML, then AML shall, within ten Business Days of the date on which a Contract providing for the Change of Control Transaction is signed, give notice of such pending Change of Control to ALIC, and ALIC shall have the right in its sole discretion to give, within thirty days after the date of such notice, a Balanced Governance Revocation Notice to AML. If any such transaction involves or constitutes a Change of Control with respect to ALIC, then ALIC shall, within ten Business Days of the date on which a Contract providing for a Change of Control Transaction is signed, give notice of such pending Change of Control to AML, and AML shall have the right to give, within thirty days after the date of such notice, a Put Notice to ALIC. In the event that a Balanced Governance Revocation Notice or a Put Notice is given in accordance with this Section 2.3(e), then the remaining provisions of this
                  Section 2.3(e) shall govern. If the party having the right to give the notices described above in this Section 2.3(e) does not do so in accordance herewith, then the Joint Venture shall continue and the remaining provisions of this Section 2.3(e) shall have no effect.

                  (1) If ALIC gives a Balanced Governance Revocation Notice, then immediately upon the date of the final vote of shareholders of AML (or of such direct or indirect parent company thereof that is a party to the Change of Control Transaction) approving the Change of Control Transaction, the provisions of Section 2.4 hereof which provide for ALIC and AML to share governance of Holding Company and its Subsidiaries on an equal basis (the "Balanced Board Provisions") will, subject to Section 2.3(e)(10) hereof, be suspended, and immediately two Inside Directors of Holding Company who were selected by AML, and one Inside Director of AVLIC and AIC (and of any other Subsidiary of Holding Company as to which the parties have equal board representation pursuant to Section 2.4(k) hereof) who were selected by AML, shall automatically and without further action become non-voting. Notwithstanding the foregoing, following the suspension of the Balanced Board Provisions, and subject to Section 2.3(e)(3) hereof, no action other than in the ordinary course of business shall be taken unless ALIC and AML have agreed to such action, and in no event shall any agreement or arrangement between Holding Company or any Subsidiary thereof, on the one hand, and ALIC or any Affiliate thereof (other than Holding Company and its Subsidiaries) or AML or any Affiliate thereof (other than Holding Company and its

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                                                                   Exhibit 10.37

                       Subsidiaries), on the other, be entered into, amended, terminated or modified in any way without the prior written consent of ALIC and AML.

                  (2) Within 30 days after its receipt of a Balanced Governance Revocation Notice, AML shall have the right to give a Put Notice to ALIC and shall be deemed to have given such notice effective at such 30th day unless, prior to such date, AML gives notice to ALIC that it is not giving a Put Notice pursuant hereto.

                  (3)  In the event that AML gives notice as permitted under
                       Section 2.3(e)(2) hereof that it is not giving a Put Notice to ALIC, then the following provisions shall be in effect from and after the date of closing of the Change of Control Transaction (or, if later, the date of the Balanced Governance Revocation Notice), and shall supersede any contrary provisions of Section 2.3(e)(1):

                       (A) The non-voting board members referenced in Section 2.3(e)(1) shall no longer be non-voting, but the composition of the boards of directors of Holding Company and each of its Subsidiaries shall be changed in order that the number of directors selected by each of the parties for each such board shall be based on the proportionate ownership of Shares of the parties. The directors selected by AML shall be Inside Directors.

                       (B) The limitations and rights set forth in the last sentence of Section 2.3(e)(1) shall be of no further force or effect, provided, however, that no agreement or arrangement between Holding Company or any Subsidiary thereof, on the one hand, and ALIC or any Affiliate thereof (other than Holding Company and its Subsidiaries), on the other, shall be entered into, amended, terminated or modified in any way without the review and approval of the board of directors of Holding Company.

                       (C) AML shall have the right and option, during the thirty-day period following the first March 31 that is at least eighteen months after the date when the Balanced Board Provisions were suspended pursuant to
                            Section 2.3(e)(1) hereof, and at every second anniversary of that March 31 so long as this Agreement remains in effect, to give a Put Notice to ALIC.

                  (4) If AML gives or is deemed to have given a Put Notice under the initial paragraph of Section 2.3(e) or under
                       Section 2.3(e)(2) or 2.3(e)(3) hereof, then ALIC shall be deemed, automatically and without further action, to have agreed to purchase all, but not less than all, of the Shares held by AML and its Affiliates as provided in
                       Section 2.2(e)(4) hereof, for that portion of the Put Value that is equal to AML's Portion, plus the AML

                                                                   Exhibit 10.37

                       Earn-Out. Such agreement shall be conditioned on the closing of the Change of Control Transaction with respect to AML or ALIC, as the case may be, and the closing of ALIC's Share purchase agreement shall occur, at the earliest, concurrent with the closing of such Change of Control Transaction. Except as otherwise expressly provided in this Section 2.3(e)(4), the parties' rights and obligations with respect to the sale and purchase of the Shares shall be as specified in Section 2.6(e)(4) hereof, except that the date of the Put Notice shall be deemed the "Acceptance Date" as such term is used therein (and the time period set forth therein to close the Share purchase agreement may be extended for up to 30 days after the closing of the Change of Control Transaction in order to be consistent with the preceding sentence). At the closing of such Share purchase agreement, ALIC shall deliver its unconditional agreement to pay the AML Earn-Out. In the event of a transfer of the Shares of AML (and Affiliates thereof that hold Shares) to ALIC pursuant to such Put Notice, ALIC shall cause AIC and AVLIC not to offer or pay any incentive, value, inducement, recognition or other reward to maintain their relationships with members of the Distribution Force of AML, other than in the ordinary course of business and consistent with past practice in connection with the Distribution Force of AML.

                  (5) The Put Value shall be the Annual Appraised Value unless, within 15 days after the date of the Put Notice, either ALIC or AML gives notice to the other party of its intention to obtain an Additional Appraisal. If two Additional Appraisals are obtained and delivered in accordance with Section 2.3(e)(7) hereof, then the Put Value shall be the Annual Appraised Value, if that value is greater than or equal to one of the Additional Appraised Values and is less than or equal to the other Additional Appraised Value. If the Annual Appraised Value is greater than both of the Additional Appraised Values or less than both of the Additional Appraised Values, then the Put Value shall be the average of the Annual Appraised Value and the Additional Appraised Value nearest thereto. If only one Additional Appraised Value is obtained and delivered in accordance with Section 2.3(e)(7) hereof, then the Put Value shall be the average of the Annual Appraised Value and that Additional Appraised Value. If the Put Value equals the Annual Appraisal Value as provided in the preceding provisions of this Section 2.3(e)(5), then the final AML Distribution Appraised Value to be used in the calculations pursuant to Section 2.3(e)(9) hereof shall be the amount stated for that component of value in the Annual Appraisal. Otherwise, such final AML Distribution Appraised Value will be the average of the amounts stated for that component of value in the two appraisals averaged (as provided in such preceding provisions) to calculate the Put Value. Notwithstanding the foregoing, the appraised values referenced in this Section 2.3(e)(5) (including the AML Distribution Appraised Value) shall in all cases be based on such values rolled forward to the most recent calendar quarter

                                                                   Exhibit 10.37

                       end date (March 31, June 30, September 30 or December 31) that is at least 45 days before the date of the closing of the Share purchase transaction, and such roll-forward shall be completed before application of the calculations set forth in this Section 2.3(e)(5).

                  (6) The Annual Appraised Value shall be determined as follows. Within 90 days after June 30 of each year while this Agreement is in effect, AMAL shall obtain an appraisal from an independent actuarial consulting firm selected by the parties (the "Appraiser"), which shall set forth the fair market value, as of such preceding June 30, of the Joint Venture using the valuation methods and assumptions set forth in Exhibit 2.3(e) hereto. Such appraisal shall specifically and separately value the component of value relating to the future life insurance and annuity sales of the Distribution Forces of AML (and Affiliates thereof) (the "AML Distribution Appraised Value"). Exhibit 2.3(e) shall be updated by the parties on or before June 30 of each year. The appraisal prepared and delivered in accordance with this Section 2.3(e)(6) is referred to herein as an "Annual Appraisal" and the fair market value of the Joint Venture set forth therein is referred to as the "Annual Appraised Value."

                  (7) If a party gives notice of its intention to obtain an Additional Appraisal, then each of the parties may obtain, from an independent actuarial consulting firm or one of the then top five national accounting firms by revenue chosen by such party (each, an "Additional Appraiser," provided that neither party may choose for this purpose the Appraiser), an independent appraisal setting forth the fair market value of the Joint Venture as of the prior June 30 using the valuation methods and agreed assumptions set forth in Exhibit 2.3(e) hereto (and separately setting forth its valuation of the AML Distribution Appraised Value); provided, however, that if the date of the most recent update of Exhibit 2.3(e) is more than 15 months prior to the date of a Put Notice, then in determining the fair market value of the Joint Venture the Additional Appraisers shall not be bound by (though they shall take into consideration) the assumptions set forth in the most recent Exhibit 2.3(e). Each party shall deliver its appraisal to the other party within 90 days of the date of the Put Notice. Each appraisal prepared and delivered in accordance with this
                       Section 2.3(e)(7) is referred to herein as an "Additional Appraisal" and the fair market value set forth therein is referred to as the "Additional Appraised Value."

                  (8) If at any time when a Put Notice is given the most recent Annual Appraisal states the Joint Venture's value as of a date more than 15 months earlier, then this Section 2.3(e)(8) shall supplement Section 2.3(e)(5) in determining the Put Value. In such event, the parties will be deemed to have given notice to each other of their intention to obtain an Additional Appraisal as permitted under Section 2.3(e)(5) hereof, and each

                                                                   Exhibit 10.37

                       party shall obtain an Additional Appraisal meeting the requirements of Section 2.3(e)(7) hereof. If the lower of the two Additional Appraisals is not more than 10% less than the average of the two Additional Appraised Values and the higher Additional Appraised Value is not more than 10% greater than that average, then the average of the two Additional Appraised Values shall be the Put Value for purposes of Section 2.3(e)(4) hereof (subject to any roll-forward as described in the last sentence of
                       Section 2.3(e)(5)). If the foregoing condition is not met, then the parties will cooperate to obtain a third appraisal from an independent actuarial consulting firm chosen by the two Additional Appraisers (the "Third Appraiser"). If the two Additional Appraisers cannot agree on an independent firm within 20 days after delivery of the Additional Appraisals, then the Third Appraiser shall be selected by lot from a list of the then top five national accounting firms by revenue (excluding, if applicable, the Additional Appraisers). The Third Appraiser shall deliver, within 75 days of its engagement, an appraisal of the fair market value of the Joint Venture in the same manner as described in Section 2.3(e)(7) for the two Additional Appraisals. The value stated in the appraisal delivered by the Third Appraiser shall be substituted for the "Annual Appraised Value" and the terms of Section 2.3(e)(5) hereof shall, with that substitution, be used to determine the Put Value.

                  (9)  "AML's Portion" of the Put Value is equal to (A) minus
                       (B), where (A) is equal to (i) the Put Value minus the AML Distribution Appraised Value (as determined pursuant to Section 2.3(e)(5) hereof), multiplied by (ii) AML's (and its Affiliates' (other than Holding Company and its Subsidiaries)) ownership of the Shares (as a percentage of all outstanding Shares), and (B) is equal to (i) the AML Distribution Appraised Value, multiplied by (ii) ALIC's (and its Affiliates' (other than Holding Company and its Subsidiaries)) ownership of the Shares (as a percentage of all outstanding Shares). The "AML Earn-Out" refers to an additional annual payment by ALIC to AML based on the value of actual sales of the Variable Products of AVLIC during the five-year period commencing at the closing of the purchase by ALIC of AML's Shares. The amount of such payments shall be based on the valuation methods and assumptions described in Exhibit 2.3(e) hereto, using the actual sales of Variable Products of AVLIC by AML and its Affiliates (other than Holding Company and its Subsidiaries).

                  (10) In the event that a Change of Control of AML anticipated as a result of a Change of Control Transaction does not occur, the suspension of the Balanced Board Provisions as described in Section 2.3(e)(1) hereof will end, any Put Notice shall be withdrawn, any deemed agreement by ALIC to purchase AML's (and its Affiliates') Shares shall be deemed terminated, and the Joint Venture shall continue as if the provisions of this Section 2.3(e) had never been triggered (and immediately thereupon the

                                                                   Exhibit 10.37

                       Inside Directors described in Section 2.3(e)(1) above shall automatically and without further action regain their voting status). These consequences shall be effective immediately upon the earliest of any of the following:

                       (A) AML delivers to ALIC in good faith a notice that the Contract providing for the Change of Control Transaction has been terminated; or

                       (B) AML makes a public announcement that the Change of Control is not expected to occur; or

                       (C) the closing of the Change of Control Transaction does not occur within six months after the shareholder vote described in Section 2.3(e)(1).

                       In the event that a closing of the Change of Control Transaction subsequently becomes likely, AML shall give ALIC notice of such fact, and the procedures set forth in this Section 2.3(e) shall become newly applicable, with the 30-day period described in the opening paragraph of this Section 2.3(e) commencing upon the date on which AML gives ALIC such notice.

                  (11) In the event that a Change of Control of ALIC anticipated as a result of a Change of Control Transaction does not occur, any Put Notice shall be withdrawn, any deemed agreement by ALIC to purchase AML's (and its Affiliates') Shares shall be deemed terminated, and the Joint Venture shall continue as if the provisions of this Section 2.3(e) had never been triggered. These consequences shall be effective immediately upon the earliest of any of the following:

                       (A) ALIC delivers to AML in good faith a notice that the Contract providing for the Change of Control Transaction has been terminated; or

                       (B) ALIC makes a public announcement that the Change of Control is not expected to occur; or

                       (C) the closing of the Change of Control Transaction does not occur within six months after the final vote of shareholders of ALIC (or of such direct or indirect parent company that is a party to the Change of Control Transaction) in favor of the Change of Control Transaction;

                       In the event that a closing of the Change of Control Transaction subsequently becomes likely, ALIC shall give AML notice of such fact, and the procedures set forth in this Section 2.3(e) shall become newly

                                                                   Exhibit 10.37

                       applicable, with the 30-day period described in the opening paragraph of this Section 2.3(e) commencing upon the date on which ALIC gives AML such notice.

                  (12) Notwithstanding any other provision of this Agreement, no
                       Unilateral Auction Notice and no Auction Notice may be given from the date of one party's notice to the other of a pending Change of Control until the expiration of the latest of the following periods, as applicable:

                       a) The 30-day period following the date of a party's notice to the other party of a pending Change of Control of such party;

                       b) The 30-day period following the delivery of a Balanced Governance Revocation Notice;

                       c) If a Put Notice is given or deemed given, the period thereafter ending at the earlier of (i) the date of closing of the sale and purchase of a party's Shares hereunder or (ii) the date upon which the consequences described in Sections 2.3(e)(10) or
                            (11) are effective.

         25. A new Section 2.3(g) is added, which shall provide as follows:

                  (g) Following termination of this Agreement for any reason, ALIC and AML and their Affiliates (other than Holding Company and its Subsidiaries) shall be free to solicit and recruit members of their respective Distribution Forces to enter into or modify, expand or change relationships with one or more broker-dealers other than broker-dealers that are Subsidiaries of Holding Company.

                       SECTION 2.4--GOVERNANCE AND CONTROL

         26. Section 2.4(a) is amended by deleting the current text in its entirety and replacing it with the following:

                  The board of directors of Holding Company shall be comprised of ten members, five of whom shall be selected by ALIC and five of whom shall be selected by AML. Of the five directors selected by each party, three shall be Inside Directors and two shall be Outside Directors. After a President of AVLIC is selected as provided in Section 2.4(e) hereof, that individual may be added as an additional member of the board of directors of Holding Company; provided, however, that the vote of this individual shall not be taken into account in determining whether any majority vote as described in Section 2.4(g) hereof has been obtained.

         27. Section 2.4(c) is amended by deleting the current text in its entirety and replacing it with the following:

                  ALIC and AML shall cause the boards of directors of AVLIC and of AIC to be comprised of eight members, four of whom shall be selected by ALIC and four of whom shall be selected by AML. All such directors shall be Inside Directors.

                                                                   Exhibit 10.37

                  After a President of AVLIC is selected as provided in Section 2.4(e) hereof, that individual may be added as an additional member of the board of directors of AVLIC; provided, however, that the vote of this individual shall not be taken into account in determining whether any majority vote as described in Section 2.4(g) hereof has been obtained.

         28. Section 2.4(j) is amended by deleting the current text in its entirety and replacing it with the following:

                  Any Contract between Holding Company or any Subsidiary thereof, on the one hand, and ALIC or any Affiliate thereof (other than Holding Company and its Subsidiaries) or AML or any Affiliate thereof (other than Holding Company and its Subsidiaries), on the other, shall be effective only upon approval of the board of directors of Holding Company or the executive committee thereof. Until and unless such approval is obtained, any such Contract shall be void ab initio.

         29. A new Section 2.4(k) is added, which shall provide as follows:

                  In the event that the Joint Venture creates or acquires a new Subsidiary, and unless otherwise agreed by the parties, ALIC and AML shall cause the board of directors of such Subsidiary to be comprised of an equal number of members, half of whom shall be selected by ALIC and half of whom shall be selected by AML.

                               SECTION 2.5--OPTION

         30. Section 2.5 is amended by adding a new Section 2.5(f), which shall provide as follows:

                  Notwithstanding anything to the contrary set forth herein, from and after April 1, 2001, the provisions of Section 2.5 are no longer effective and AML shall no longer have any right to exercise any unexercised portion of the Option.

                   SECTION 2.6--DISPUTE RESOLUTION AND AUCTION

         31. In Sections 2.6(e)(4) and 2.6(e)(5)a), the words "within one year after the Acceptance Date" are replaced with the words "within six months after the Acceptance Date."

                               SECTION 2.8--OTHER

         32. In Section 2.8(c), the following words are inserted in place of the word "The" at the beginning of this section: "Except as otherwise expressly agreed by the parties from to time, the", so that this section, as amended, shall read:

                  Except as otherwise expressly agreed by the parties from to time, the reinsurance business generated by AVLIC or any other insurance company Subsidiary of Holding Company, in excess of (in the case of AVLIC) the initial retention level

                                                                   Exhibit 10.37

                  of $100,000, shall be offered 50% to ALIC and 50% to AML for reinsurance by such party on a quota share basis and/or for further offering to Third Parties as such party may reasonably direct; provided, however, that reinsurance with respect to policies issued by AVLIC resulting from the conversion of any term policy issued by either AML or ALIC shall be offered in full to the party (AML or ALIC) which issued the original policy. Each such Third Party shall have a rating of at least "Excellent" by A.M. Best, Inc. The parties shall negotiate a reinsurance treaty among AVLIC, ALIC and AML which would be effective at the Closing Date or as soon thereafter as may be practicable, which treaty shall specify the parties' agreements with respect to such reinsurance.

         33. In Section 2.8(g), a reference to a Put Notice shall be added, so that this section, as amended, shall read:

                  In the event one party gives the other an Auction Notice, a Unilateral Auction Notice, a Put Notice or a Transfer Notice pursuant to this Agreement, then both parties shall cause Holding Company and its Subsidiaries to provide each other and their respective counsel, accountants, actuaries and other representatives (including such representatives of any lender, potential venture partner or other similar Person) with access, upon reasonable notice and during normal business hours, to all facilities, officers, employees, agents, accountants, actuaries, Assets and Properties, and Books and Records of Holding Company and its Subsidiaries, and will furnish such Persons during such period with all such information and data (including without limitation copies of Contracts and other Books and Records) concerning the business, operations and affairs of Holding Company and its Subsidiaries as such Persons shall reasonably request. Each such Person which is not a party to this Agreement shall agree to be subject to and bound by the confidentiality provisions of Section 2.8(h) hereof.

         34. The second sentence of Section 2.8(j) is hereby deleted in its entirety.

                                  MISCELLANEOUS

         35. The changes set forth in Paragraphs 19, 20 and 22 of this Amendment shall be deemed to have taken effect on July 1, 1999, in respect of Fixed Annuities that are commonly referred to in the industry as equity indexed annuities. With respect to all other Fixed Annuities, such changes are effective at the Effective Date.

         36. The headings used in this Amendment have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. The parties have worked closely together in drafting, negotiating and reviewing this Amendment, and therefore acknowledge and agree that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment.

                                                                   Exhibit 10.37

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of ALIC and AML effective as of the date first written above.

                                    AMERITAS LIFE INSURANCE CORP.


                                    By: /s/ Kenneth C. Louis
                                    ------------------------
                                        Kenneth C. Louis,
                                        Chairman of the Board & Chief
                                        Executive Officer

                                    AMERUS LIFE INSURANCE COMPANY


                                    By: /s/ Gary R. McPhail
                                    --------------------------
                                        Gary R. McPhail, President &
                                        Chief Executive Officer